Investor Contacts: Rusty Cloutier
  President & CEO  or
  Jim McLemore, CFA
  Sr. EVP & CFO
  337.237.8343

Media Contact:      Alex Calicchia
 Chief Marketing Officer
 337.593.3008

MidSouth Bank Selected by U.S. Treasury for Small Business Lending Fund

LAFAYETTE, LA., August 25,  2011 /PRNewswire-FirstCall/ -- MidSouth Bancorp, Inc. (“MidSouth”) (NYSE Amex: MSL) announced today that the U.S. Treasury has selected MidSouth Bank for participation in the Small Business Lending Fund (SBLF), which will allow the bank to extend more commercial loans at low and competitive rates to small businesses across its two-state trade area.

MidSouth Bank’s goal is to put $108 million in new loans on its books over a two-year period. “Working with the U.S. Treasury, the Small Business Administration and the various economic development districts throughout our markets will allow us to increase loans to many small businesses, which in turn will enable them to hire more employees in the areas of Louisiana and Texas,” said Troy Cloutier, Chief Banking Officer at MidSouth Bank.

In general, for a loan to qualify for SBLF funding, a company must have annual sales of less than $50 million and borrowing needs under $10 million. “We are very interested in talking to anyone in Louisiana and Texas about these small business loans. We are urging them to call their nearest MidSouth location and ask to speak to one of our commercial loan officers about getting a loan under the Small Business Lending Fund,” added Cloutier.

Recognized as one of the fastest growing banks in the South, MidSouth now has 40 locations in Louisiana and Texas and $1.2 billion in assets.

Enacted into law as part of the Small Business Jobs Act of 2010, also commonly called the Jobs Act, the SBLF is a $30 billion fund that encourages lending to small businesses by providing capital to qualified community banks with assets of less than $10 billion. By putting Main Street banks and small businesses together, the U.S. Treasury aims to help create jobs and promote economic growth in local communities across the nation.

About MidSouth Bancorp, Inc.

MidSouth Bancorp, Inc. is a bank holding company headquartered in Lafayette, Louisiana with assets of $1.2 billion as of July 31, 2011. Through its wholly owned subsidiary, MidSouth Bank, N.A., MidSouth offers a full range of banking services to commercial and retail customers in Louisiana and Texas. MidSouth Bank has 40 locations and over 50 ATMs.  More corporate information is available at www.midsouthbank.com.

Forward-Looking Statements

Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties.  Actual results may differ materially from the results in these forward-looking statements.  Factors that might cause such a difference include, among other matters, satisfaction of the closing conditions set forth in the agreements related to the proposed branch acquisition, including receipt of necessary regulatory approval; the success or failure of integrating operations, and the ability to capitalize on growth opportunities upon entering new markets; changes in local economic and business conditions, including, without limitation, changes related to the oil and gas industries, that could adversely affect customers and their ability to repay borrowings under agreed upon terms, adversely affect the value of the underlying collateral related to their borrowings, and reduce demand for loans; increased competition for deposits and loans which could affect compositions, rates and terms; loss of critical personnel and the challenge of hiring qualified personnel at reasonable compensation levels; and other factors discussed under the heading “Risk Factors” in MidSouth’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 16, 2011 and in its other filings with the SEC.